                                            Registration No. 33-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 -----------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                 -----------
                        PANHANDLE EASTERN CORPORATION
            (Exact name of registrant as specified in its charter)

             DELAWARE                                          74-2150460
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                             5400 WESTHEIMER COURT
                                 P.O. BOX 1642
                           HOUSTON, TEXAS 77251-1642
         (Address of principal executive offices, including zip code)
                                 -----------
                   1989 NON-QUALIFIED STOCK OPTION PLAN FOR
                DIRECTORS OF ASSOCIATED NATURAL GAS CORPORATION

                      ASSOCIATED NATURAL GAS CORPORATION
                             EQUITY INCENTIVE PLAN
                           (Full title of the plans)


              ROBERT W. REED                                Copies to:
                SECRETARY                                JEFFERY A. SMISEK
      PANHANDLE EASTERN CORPORATION                   VINSON & ELKINS L.L.P.
          5400 WESTHEIMER COURT                        2300 FIRST CITY TOWER
              P.O. BOX 1642                                 1001 FANNIN
        HOUSTON, TEXAS 77251-1642                   HOUSTON, TEXAS  77002-6760
              (713) 627-5400                              (713) 758-2222
   (Name, address and telephone number,
including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

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                TITLE OF                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
            SECURITIES TO BE              AMOUNT TO BE        OFFERING PRICE            AGGREGATE          REGISTRATION
             REGISTERED(1)                 REGISTERED          PER SHARE(2)         OFFERING PRICE(3)         FEE(3)
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
Common Stock, par value
   $1.00 per share....................      1,611,127               $18.07           $21,556,879.26          $7,434
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Participating Preferred Stock Purchase
Rights................................      1,611,127                (4)                   (4)                 None
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
(1) In connection with its acquisition by merger of Associated Natural Gas Corporation ("ANGC"), the Registrant has assumed the outstanding stock options of ANGC.
(2) The exercise price of the outstanding options vary. The amount in the table reflects the highest exercise price of such options.
(3) In accordance with Rule 457(h)(1), the proposed maximum offering price and registration fee were computed on the basis of the prices at which the assumed stock options may be exercised, the average of which is $13.38 per share.
(4) Participating Preferred Stock Purchase Rights are evidenced by certificates for shares of Common Stock and are automatically issued and trade with the Common Stock. Value attributable to such Participating Preferred Stock Purchase Rights, if any, is reflected in the exercise price of the options and the market price of the Common Stock.

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
                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Panhandle Eastern Corporation, a Delaware corporation (the "Company"), are incorporated herein by reference and made a part hereof:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

          (b)      (i)    Quarterly Reports on Form 10-Q for the periods ended
                          March 31, 1994, June 30, 1994 and September 30, 1994,
                          as amended.

                   (ii) Current Reports on Form 8-K dated January 21, 1994, October 10, 1994, November 14, 1994 and November 29, 1994.

          (c)      Form 8-B dated January 11, 1981 and Form 8-A dated March 12,
                   1986.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          None.

          The audited consolidated financial statements and financial statement schedules of the Company incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on consolidated financial statements of the Company issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference herein in reliance upon their report and said authority. The report of KPMG Peat Marwick LLP covering the Company's December 31, 1993 consolidated financial statements refers to changes in the method of accounting for income taxes and postretirement benefits other than pensions.

          The supplemental consolidated financial statements of Associated Natural Gas Corporation appearing in the Company's Current Report on Form 8-K dated November 14, 1994 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and in reliance upon the report of Arthur Andersen LLP, independent public accountants, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing. The supplemental consolidated financial statements give retroactive effect to the merger with Grand Valley Gas Company effective July 1, 1994.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Article IX of the Company's By-laws provides for indemnification of each person who is or was or is threatened to be made a party to any threatened, pending or completed civil, administrative or investigative action, suit or proceeding because such person is or was a director, advisory director or employee of the Company or is or was serving at the request of the Company as a director, advisory director, officer or employee of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise against judgments, fines, amounts paid in settlement, reasonable expenses and other liabilities arising in connection with such action, suit or proceeding, to the fullest extent to which indemnity may lawfully be provided pursuant to a by-law under applicable law. The Company also maintains policies of directors and officers liability insurance.

          Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of the Company's Restated Certificate of Incorporation contains such a provision.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

             4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form S-3 Registration Statement dated May 14, 1990 (Registration No. 33-34886)).

             4.2 Bylaws of the Company effective July 8, 1986 (incorporated by reference to Exhibit 19(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1986 (File No. 1- 8157)).

             4.3 Rights Agreement, dated March 11, 1986, between the Company and First City National Bank of Houston (incorporated by reference to Exhibit 1 to the Company's Form 8-A Registration Statement dated March 12, 1986 (File No. 1-8157)).

             4.4 Amendment to Rights Agreement, dated May 6, 1993, among the Company, Texas Commerce Bank National Association (as successor to First City National Bank of Houston) and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8- K dated May 28, 1993 (File No. 1-8157)).

             4.5 1989 Non-Qualified Stock Option Plan for Directors of Associated Natural Gas Corporation (incorporated by reference to Exhibit 4.1 to Associated Natural Gas Corporation's Form S-8 Registration Statement (Registration No. 33-34197)).

             4.6 Amendment to 1989 Non-Qualified Stock Option Plan for Directors of Associated Natural Gas Corporation adopted December 9, 1994.

             4.7 Form of Associated Natural Gas Corporation Director Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 4.2 to Associated Natural Gas Corporation's Form S-8 Registration Statement (Registration No. 33-34197)).

             4.8 Associated Natural Gas Corporation Equity Incentive Plan (incorporated by reference to Exhibit 4.1 to Associated Natural Gas Corporation's Form S-8 Registration Statement (Registration No. 33- 38996)).

             4.9 Amendment to Associated Natural Gas Corporation Equity Incentive Plan adopted December 9, 1994.

             4.10 Form of Associated Natural Gas Corporation Equity Incentive Plan Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 4.2 to Associated Natural Gas Corporation's Form S-8 Registration Statement (Registration No. 33-38996)).

             5.1      Opinion of Vinson & Elkins L.L.P.

            23.1      Consent of Vinson & Elkins L.L.P. (set forth in Exhibit
                      5.1).

            23.2      Consent of KPMG Peat Marwick LLP (the Company)

            23.3 Consent of KPMG Peat Marwick LLP (Associated Natural Gas Corporation)

            23.4      Consent of Arthur Andersen LLP

            24.1      Powers of Attorney

                                  UNDERTAKINGS

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                   (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 15, 1994.

                                        PANHANDLE EASTERN CORPORATION


                                        By:/s/ JAMES P. HIPPLE
                                            (James P. Hipple,
                                            Senior Vice President and
                                            Chief Financial Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has ben signed by the following persons in the capacities indicated on December 15, 1994.


       Name and Signature                             Title
       ------------------                             -----

(i) Principal executive officer:

/s/ DENNIS R. HENDRIX                 Chairman and Chief Executive Officer
  (Dennis R. Hendrix)

(ii) Principal financial officer:

/s/ JAMES B. HIPPLE                   Senior Vice President and Chief
  (James B. Hipple)                      Financial Officer

(iii) Principal Accounting officer:

/s/ SANDRA P. MEYER                   Controller
  (Sandra P. Meyer)

(iv) Directors:*

  /s/ PAUL M. ANDERSON
  (Paul M. Anderson)

  /s/ MILTON CARROLL
  (Milton Carroll)

  /s/ ROBERT CIZIK
  (Robert Cizik)

  /s/ CHARLES W. DUNCAN, JR.
  (Charles W. Duncan, Jr.)

  /s/ HARRY E. EKBLOM
  (Harry E. Ekblom)

  /s/ WILLIAM T. ESREY
  (William T. Esrey)

  /s/ ANN MAYNARD GRAY
  (Ann Maynard Gray)

  /s/ DENNIS R. HENDRIX
  (Dennis R. Hendrix)

  /s/ HAROLD S. HOOK
  (Harold S. Hook)

  /s/ LEO E. LINBECK, JR.
  (Leo E. Linbeck, Jr.)

  /s/ GEORGE L. MAZANEC
  (George L. Mazanec)

  /s/ RALPH S. O'CONNOR
  (Ralph S. O'Connor)


__________
* Signed on behalf of each of these persons:

By:/s/ ROBERT W. REED
      (Robert W. Reed,
      Attorney-in-Fact)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                     DESCRIPTION
- -------                                    -----------
  4 .1          Restated Certificate of Incorporation of the Company
                (incorporated by reference to Exhibit 3.1 to the Company's
                Form S-3 Registration Statement dated May 14, 1990
                (Registration No. 33-34886)).

  4 .2 Bylaws of the Company effective July 8, 1986 (incorporated by reference to Exhibit 19(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1986 (File No. 1-
                8157)).

  4 .3          Rights Agreement, dated March 11, 1986, between the Company and
                First City National Bank of Houston (incorporated by reference to Exhibit 1 to the Company's Form 8-A Registration Statement dated March 12, 1986 (File No. 1-8157)).

  4 .4          Amendment to Rights Agreement, dated May 6, 1993, among the
                Company, Texas Commerce Bank National Association (as successor to First City National Bank of Houston) and Continental Stock
                Transfer & Trust Company (incorporated by reference to Exhibit
                4.1 to the Company's Current Report on Form 8-K dated May 28,
                1993 (File No. 1-8157)).

  4 .5          1989 Non-Qualified Stock Option Plan for Directors of
                Associated Natural Gas Corporation (incorporated by reference to Exhibit 4.1 to Associated Natural Gas Corporation's Form S-8
                Registration Statement (Registration No. 33-34197)).

  4 .6 Amendment to 1989 Non-Qualified Stock Option Plan for Directors of Associated Natural Gas Corporation adopted December 9, 1994.

  4 .7          Form of Associated Natural Gas Corporation Director Non-
                Qualified Stock Option Agreement (incorporated by reference to
                Exhibit 4.2 to Associated Natural Gas Corporation's Form S-8
                Registration Statement (Registration No. 33-34197)).

  4 .8          Associated Natural Gas Corporation Equity Incentive Plan
                (incorporated by reference to Exhibit 4.1 to Associated Natural
                Gas Corporation's Form S-8 Registration Statement (Registration
                No. 33-38996)).

  4 .9          Amendment to Associated Natural Gas Corporation Equity
                Incentive Plan adopted December 9, 1994.

  4 .10         Form of Associated Natural Gas Corporation Equity Incentive
                Plan Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 4.2 to Associated Natural Gas
                Corporation's Form S-8 Registration Statement (Registration No.
                33-38996)).

  5 .1          Opinion of Vinson & Elkins L.L.P.

  23.1          Consent of Vinson & Elkins L.L.P. (set forth in Exhibit 5.1).

  23.2          Consent of KPMG Peat Marwick LLP (the Company)

EXHIBIT
NUMBER                                     DESCRIPTION
- -------                                    -----------
  23.3          Consent of KPMG Peat Marwick LLP (Associated Natural Gas
                Corporation)

  23.4          Consent of Arthur Andersen LLP

  24.1          Powers of Attorney